Exhibit 99.1

Parkway Acquisition Corp. Announces Cash Dividend

Company Release – 02/20/2019

FLOYD, VA, February 20, 2019 -- Parkway Acquisition Corp. (Parkway) (OTC QX: PKKW) the holding company for Skyline National Bank, announces a cash dividend on the Company’s common stock of $0.12 per share, payable March 22, 2019, to shareholders of record on March 12, 2019. The Parkway Board of Directors declared the dividend on February 19, 2019.

Skyline National Bank is the wholly-owned subsidiary of Parkway Acquisition Corp. and serves southwestern Virginia and northwestern North Carolina with 20 branches and four loan production offices.

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Contact:  Blake Edwards, President & CEO – 276-773-2811.  bedwards@skylinenationalbank.com
Lori Vaught, Executive VP & CFO – 276-773-2811.  lvaught@skylinenationalbank.com